Exhibit 10.6.6

SIXTH AMENDMENT TO

FINANCING AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO FINANCING AND SECURITY AGREEMENT (this “Agreement”) is made as of December 31, 2007 by and among TVI CORPORATION, a Maryland corporation (“TVI”), CAPA MANUFACTURING CORP., a Maryland corporation (“Capa”), SAFETY TECH INTERNATIONAL, INC., a Maryland corporation (“Safety Tech”), and SIGNATURE SPECIAL EVENT SERVICES, INC. (formerly named “TVI Holdings One, Inc.”) (“Signature TVI”) jointly and severally (each of TVI, Capa, Safety Tech, and Signature TVI, a “Borrower”; TVI, Capa, Safety Tech, and Signature TVI, collectively, the “Borrowers”); and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the “Lender”).

RECITALS

A. The Borrowers and the Lender entered into a Financing and Security Agreement dated October 31, 2006 (as amended by First Amendment to Financing and Security Agreement dated May 25, 2007, Second Amendment to Financing and Security Agreement dated June 21, 2007, Third Amendment to Financing and Security Agreement dated August 7, 2007, Fourth Amendment to Financing and Security Agreement dated October 12, 2007, Fifth Amendment to Financing and Security Agreement dated November 7, 2007, and as amended, restated, modified, substituted, extended, and renewed from time to time, the “Financing Agreement”). The Financing Agreement provides for some of the agreements between the Borrowers and the Lender with respect to the “Loans” (as defined in the Financing Agreement), including (i) a revolving credit facility in the maximum principal amount of $25,000,000 and (ii) an Acquisition Line under which an advance evidenced by an Acquisition Line Term Note is outstanding and no further advances are to be made.

B. The Borrowers have requested that the Lender modify the definition of “Borrowing Base” to (a) extend the date of reduction from 65% of Eligible Fixed Assets (as such term is defined in the Financing Agreement) to 55% of Eligible Fixed Assets under clause (iii) of such definition from December 31, 2007 to March 31, 2008, and (b) extend the termination date applicable to additional advances under clause (iv) of such definition from December 31, 2007 to March 31, 2008.

C. The Lender is willing to agree to the Borrowers’ request on the condition, among others, that this Agreement be executed.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrowers, jointly and severally, and the Lender agree as follows:

1. The Borrowers and the Lender agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Financing Agreement shall have the same meaning under this Agreement.

2. Each Borrower represents and warrants to the Lender as follows:

(a) Each Borrower (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation stated in the Perfection Certificate and is organized in no other jurisdiction, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

(b) Each Borrower has the power and authority to execute and deliver this Agreement and perform its obligations hereunder and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Agreement.

(c) The Financing Agreement, as amended by this Agreement, and each of the other Financing Documents remain in full force and effect, and each constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

(d) No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Financing Agreement or the other Financing Documents which has not been waived in writing by the Lender or which is not waived under the terms of this Agreement.

(e) The execution, delivery and performance of the terms of this Agreement will not conflict with, violate or be prevented by (i) the Borrower’s charter or bylaws, (ii) any existing mortgage, indenture, contract or agreement binding on the Borrower or affecting its property, or (iii) any Laws.

3. On the date of this Agreement, the outstanding principal sum under the Acquisition Line Term Note is $2,291,671.00.

4. Section 2.1.3(a) of the Financing Agreement is hereby amended in its entirety to read as follows:

(a) As used in this Agreement, the term “Borrowing Base” means at any time, an amount equal to the aggregate of (i) eighty-five percent (85%) of the amount of Eligible Receivables plus (ii) the lesser of (A) fifty-five percent (55%) of the amount of Eligible Inventory or (B) Six Million Dollars ($6,000,000), subject to the adjustments provided in this Section 2.1, plus (iii) (A) sixty-five percent (65%) of the amount of Eligible Fixed Assets through and including March 31, 2008, and (B) fifty-five percent (55%) of the amount of

Eligible Fixed Assets, thereafter, plus (iv) only for period commencing on May 25, 2007 through and including March 31, 2008, $3,600,000.

5. At the time this Agreement is executed and delivered, (a) the Borrowers shall deliver to the Lender incumbency certificates with respect to the Borrowers’ Responsible Officers, (b) the Borrowers shall pay to the Lender as part of the Obligations the reasonable fees and expenses of Lender’s counsel, and (c) the Borrowers shall pay the Lender an amendment fee in the amount of $15,000, which fee is fully earned and non-refundable.

6. The Borrowers hereby issue, ratify and confirm the representations, warranties and covenants contained in the Financing Agreement, as amended hereby. The Borrowers agree that this Agreement is not intended to and shall not cause a novation with respect to any or all of the Obligations.

7. The Borrowers acknowledge and warrant that the Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with the Borrowers in connection with this Agreement and generally in connection with the Financing Agreement and the Obligations. Without implying any limitation on the foregoing, the Borrowers acknowledge and agree that they have no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, damages, losses, counterclaims, actions, causes of action, defenses, or affirmative defenses, all of any kind or nature whatsoever, in law or in equity, whether presently known or unknown (collectively, “Claims”) against the Lender or any past, present or future agent, attorney, legal representative, predecessor in interest, affiliate, successor, assign, employee, director or officer of the Lender (collectively, the “Lender Group”), directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, course of dealing, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of the Obligations or any of the terms or conditions of the Financing Documents, or which directly or indirectly relate to or arise out of or in any manner are connected with the Obligations or any of the Financing Documents; provided, however, to the extent any Claims exist or existed, each and all of the same are hereby forever waived, discharged and released, other than Claims for matters described in the last sentence of Section 2.1.8 for which the applicable period for providing written objections have not expired and other than corrections to balances for the Loans and other Obligations due to clerical errors.

8. The Borrowers shall pay at the time this Agreement is executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Lender and its counsel in connection with this Agreement, including, but not limited to, reasonable fees and expenses of the Lender’s counsel and all recording fees, taxes and charges.

9. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the Laws of Maryland.

10. This Agreement is one of the Financing Documents. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and taken together shall constitute but one and the same instrument. The parties agree that their respective signatures may be delivered by fax or other electronic means acceptable to the Lender. Any party who chooses to deliver its signature by fax agrees or such other electronic means to provide a counterpart of this Agreement with its inked signature promptly to each other party.

Signatures begin on the following page. The rest of this page is intentionally left blank.

BORROWERS’ SIGNATURE PAGE TO

SIXTH AMENDMENT TO FINANCING AND SECURITY AGREEMENT

(Page 1 of 2 Signature Pages)

IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

ATTEST:	TVI CORPORATION

/s/ Sean R. Hunt	By:	/s/ Harley A. Hughes	(Seal)
Sean R. Hunt Secretary		Harley A. Hughes President and Chief Executive Officer

ATTEST:	CAPA MANUFACTURING CORP.

/s/ Sean R. Hunt	By:	/s/ Harley A. Hughes	(Seal)
Sean R. Hunt Secretary		Harley A. Hughes, President

ATTEST:	SAFETY TECH INTERNATIONAL, INC.

/s/ Sean R. Hunt	By:	/s/ Harley A. Hughes	(Seal)
Sean R. Hunt Secretary		Harley A. Hughes, President

ATTEST:	SIGNATURE SPECIAL EVENT SERVICES, INC

/s/ Sean R. Hunt	By:	/s/ Harley A. Hughes	(Seal)
Sean R. Hunt Secretary		Harley A. Hughes, President

LENDER’S SIGNATURE PAGE TO

SIXTH AMENDMENT TO FINANCING AND SECURITY AGREEMENT

(Page 2 of 2 Signature Pages)

IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS:	BRANCH BANKING AND TRUST COMPANY

	By:	/s/ Derek T. Witwer	(Seal)
Derek T. Whitwer, Senior Vice President